Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 México D.F., México

Explanation of Responses:

Beneficial Ownership of Inmobiliaria

As of August 18, 2011, Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) beneficially owns directly 10,603,000 shares of Class A Common Stock, par value $0.10 per share (“Class A Common Shares”) and warrants to purchase 7,950,000 Class A Common Shares, exercisable at $6.3572 per Class A Common Share (the “Inmobiliaria Warrants”).  Class A Common Shares reported as beneficially owned by Inmobiliaria include Class A Common Shares owned directly by Control Empresarial de Capitales, S.A. de C.V., a wholly-owned subsidiary of Inmobiliaria.

Because the members of the Slim Family are beneficiaries of a Mexican trust (the “Slim Family Trust”) which in turn owns substantially all of the issued and outstanding voting securities of Inmobiliaria, each member of the Slim Family may be deemed to have indirect beneficial ownership of the 10,603,000 Class A Common Shares and the Inmobiliaria Warrants beneficially owned directly by Inmobiliaria.

Beneficial Ownership of GFI

As detailed in Amendment No. 2 to the Schedule 13G filed by the members of the Slim Family with the U.S. Securities and Exchange Commission on February 12, 2010, in respect of their ownership of Class A Common Shares, the Slim Family Trust also owns a majority of the outstanding voting equity securities of Grupo Financiero Inbursa, S.A.B. de C.V (“GFI”) and a subsidiary of GFI, Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa, beneficially owns directly warrants to purchase 7,950,000 Class A Common Shares, exercisable at $6.3572 per Class A Common Share (the “GFI Warrants” and together with the Inmobiliaria Warrants, the “Warrants”).  Because the Slim Family Trust owns a majority of the outstanding voting equity securities of GFI, each member of the Slim Family may be deemed to beneficially own indirectly the Class A Common Shares that may be obtained and beneficially owned by GFI upon exercise of the GFI Warrants.

Treatment of Warrants

Pursuant to Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the “Act”), because, in each case, 7,950,000 Class A Common Shares may be obtained and beneficially owned upon exercise of the Warrants, 7,950,000 Class A Common Shares are deemed to be beneficially owned by each of Inmobiliaria and GFI, which Class A Common Shares (an aggregate amount of 15,900,000 Class A Common Shares) may be deemed to be beneficially owned by the members of the Slim Family for the reasons described above.

The acquisition of Class A Common Shares described herein does not reflect the exercise by either Inmobiliaria or GFI of any of the Warrants.

Summary of Class A Common Shares that may be deemed to be Beneficially Owned by each Member of the Slim Family

Following the acquisitions described in this filing and for the reasons described above, as of August 18, 2011, 26,503,000 Class A Common Shares may be deemed to be beneficially owned by each member of the Slim Family.  As of August 18, 2011, 26,503,000 Class A Common Shares would constitute approximately 16.3% of the sum of (i) the 146,625,832 issued and outstanding Class A Common Shares, as reported in the Form 10-Q filed by the Issuer with the Securities and Exchange Commission on August 4, 2011, and (ii) the 15,900,000 Class A Common Shares deemed to be outstanding pursuant to Rule 13d-3(d)(1)(i) of the Act because such shares may be obtained and beneficially owned upon exercise of the Warrants by Inmobiliaria and GFI.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
Eduardo Valdés Acra
Marco Antonio Slim Domit	Attorney-in-Fact*
August 22, 2011
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

INMOBILIARIA CARSO, S.A. DE C.V.

By: Armando Ibáñez Vázquez Title: Attorney-in-Fact
* See the Powers of Attorney for the members of the Slim Family and Inmobiliaria, which are filed as exhibits to the Form 4 filed by the Slim Family and Inmobiliaria with the U.S. Securities Exchange Commission on January 2, 2009 in respect of its ownership of Bronco Drilling Company, Inc. and the Joint Filing Agreement among the Slim Family and Inmobiliaria, filed by the Slim Family and Inmobiliaria with the U.S. Securities and Exchange Commission on September 10, 2008 as an exhibit to the initial Schedule 13G in respect of its ownership of the New York Times Company, which are hereby incorporated herein by reference.